                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement of Organogenesis Inc. (the Company) on this Form S-3 of our report, dated March 30, 1999, on our audits of the consolidated financial statements of Organogenesis Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 which report is included in the Company's Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 1999. We also consent to the reference to our Firm under the caption "Experts."

     We also consent to the reference to our Firm in the Registration Statement under the caption "Experts."


                                    /s/ PricewaterhouseCoopers LLP

                                    PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
May 14, 1999